NSAR ITEM 77C


Van Kampen American Capital Global Equity Fund


(a)  A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Global Equity Fund (the "Fund") included:

     None


(c)  The following were voted on at the meeting:

     1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                 For  8,411,887         Against    142,975


     2) Approval of an interim Investment Subadvisory Agreement with Morgan Stanley Asset Management Inc.

                 For  8,357,860         Against    155,214


     3) Approval of an interim Investment Subadvisory Agreement with John Govett & Co. Limited

                 For  8,327,736         Against    179,714


     6) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

                 For  6,809,730         Against    204,982


     7) For each Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

                 For  8,494,475         Against     91,935



                                NSAR ITEM 77C


Van Kampen American Capital Global Government Securities Fund


(a)  A Special Meeting of Shareholders was held on October 25, 1996.


(b) The election of Trustees of Van Kampen American Capital Global Government Securities Fund (the "Fund") included:

     None


(c)  The following were voted on at the meeting:

     1) Approval of New Investment Advisory Agreement in the event of a change of control of the Adviser.

                 For  11,366,934        Against    215,895


     2) Approval of an interim Investment Subadvisory Agreement with Morgan Stanley Asset Management Inc.

                 For  11,358,098        Against    213,758


     3) Approval of an interim Investment Subadvisory Agreement with John Govett & Co. Limited

                 For  11,307,364        Against    248,633



     6) Approval of changes to Fundamental Investment Policies with respect to investments in other investment companies.

                 For  7,988,731         Against    291,182


     7) For each Fund, to Ratify the Selection of Price Waterhouse LLP as Independent Public Accountants for its Current Fiscal Year.

                 For  11,495,026        Against    137,548